UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153868
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2010 we appointed Michael Donnell as a director of our company. Mr. Donnell has more than 25 years of experience leading public and private telecommunications and software companies ranging in size from start-up phase to organizations with 2,500 employees. From September 2008 to August 2009, Mr. Donnell was president and chief executive officer of Sutus, an IT and telephony appliance manufacturer. From September 2006 to August 2009, he served as the president and chief executive officer of New Global Telecom, Inc., a wholesale hosted provider of VoIP services for commercial accounts, where he engineered the signing of Comcast and Microsoft to a strategic partnership and distribution agreement that ultimately led to the acquisition of New Global Telecom by Comcast in February 2010. From August 2003 to May 2005, he served as president and chief executive officer of ZI Corporation (formerly a NASDAQ listed company prior to its acquisition in 2009 by Nuance Communications, Inc.), a mobile phone software development company. Prior to this, he served as chief executive officer of Cellular One and president of the western region of PageNet (Paging Network, Inc.), where he was responsible for opening new markets and managing continuing operations in the western United States.

Mr. Donnell has also provided market development, business planning and financing advice to a number of firms in the telecommunications, hardware and software sectors. He graduated from Central Oklahoma University with a Bachelor of Business Administration degree.

In connection with Mr. Donnell’s appointment as a director, we have agreed to provide him with the following: a fee of $1,000 per month, paid quarterly, for his services as a director; reimbursement for normal travel and other expenses related to the carrying out of the duties of the director; a per diem of $1,000 per day when working on business for our company that is not related to his role as a director of our company; and 437,500 stock options, with each option exercisable into one share of our common stock at a price of $0.425 per share for a period of five years from the date of grant, on terms and conditions as set out in our 2009 Stock Option Plan and a stock option agreement to be entered between our company and Mr. Donnell. The options will vest equally over each of 6, 12 and 18 months from May 17, 2010.

Family Relationships

There are no family relationships among any of our directors.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Michael Donnell since the inception of our company on March 19, 2007, nor are we a party to any currently proposed transaction with Mr. Donnell in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at last completed year-end.

As of May 18, 2010 the company’s directors and officers are:

Mark Sampson	President, Chief Executive Officer and Director
Ralph Proceviat	Chief Financial Officer and Director
Brad Weinert	Director
James Grey	Director
Michael Donnell	Director
Garry Bourns	Director
Bernard Parkinson	Director
Sherrill Aspin	Corporate Secretary

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with Mr. Donnell’s appointment as a director of the company, we agreed to grant him stock options to purchase an aggregate of 437,500 shares of our common stock at an exercise price of $0.425 per share for a term expiring May 17, 2015. The options will vest equally over each of 6, 12 and 18 months from May 17, 2010. The grant is subject to the execution of a stock option agreement by Mr. Donnell and the terms of our 2009 Stock Option Plan. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

By:       “Mark Sampson”

Name:    Mark Sampson
Title:      President, Chief Executive Officer and Director
Dated:   May 20, 2010